CONFIRMING STATEMENT






I, Timothy D. Ellis., hereby authorize and designate Kathryn E. Burns, Vice President, Director of Finance of Monroe Bank, to sign Securities and Exchange Commission Form 3, Form 4 and Form 5 on my behalf. This authorization shall be in effect until December 31, 2010.



Signed:


/s/ Timothy D. Ellis				12/11/2005
Timothy D. Ellis
Director					Date
Monroe Bancorp